Exhibit 99.1

News Release

Contact:
Juan Jose Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE, INC. ANNOUNCES PRICING OF
$450 MILLION OF 1.125% CASH CONVERTIBLE SENIOR NOTES

Long Beach, California (February 12, 2013) — Molina Healthcare, Inc. (NYSE:MOH) (the “Company”) announced today that it has priced its private offering of $450 million aggregate principal amount of cash convertible senior notes due 2020.  The Company also granted the initial purchasers of the notes an option to purchase up to an additional $100 million aggregate principal amount of the notes, solely to cover over-allotments, if any.  The notes are being offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The notes will pay interest at a rate of 1.125% per annum, payable semi-annually on January 15 and July 15, and will mature on January 15, 2020.  The notes will be convertible only in certain circumstances and solely into cash.  The conversion rate for the notes will initially be 24.5277 shares of common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $40.77 per share of common stock.  The initial conversion price of the notes represents a premium of approximately 32.5% to the $30.77 per share last reported sale price of the Company’s common stock on February 11, 2013.  The sale of the notes is expected to close on February 15, 2013, subject to customary closing conditions.

In connection with the pricing of the notes, the Company entered into privately negotiated cash convertible note hedge transactions with one or more of the initial purchasers of the notes or their respective affiliates (the "option counterparties").  The cash convertible note hedge transactions are expected to offset cash payments due upon conversion of the notes.  The Company also entered into privately negotiated warrant transactions with the option counterparties, which could have a dilutive effect to the extent that the price of the Company’s common stock exceeds the applicable strike price of the warrants.  If the initial purchasers exercise their over-allotment option, the Company may increase the size of the cash convertible note hedge transactions and enter into additional warrant transactions.

In connection with establishing their initial hedge of the cash convertible note hedge and warrant transactions, the option counterparties have advised the Company that they or their affiliates expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes.  This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time.  In addition, the option counterparties have advised the Company that they or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes).  This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes.

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MOH Announces Pricing of $450 Million
   of 1.125% Cash Convertible Senior Notes

February 12, 2013

The Company estimates that the net proceeds from the offering will be approximately $436.1 million (or approximately $533.1 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company.  The Company intends to use the net proceeds to (1) pay the costs of the cash convertible note hedge transactions described above (after such costs are partially offset by the proceeds to the Company from the warrant transactions described above), (2) repurchase $50 million of its common stock at today’s closing price of $30.77 per share in negotiated transactions with institutional investors in the offering through one of the initial purchasers or its affiliate, as the Company’s agent, concurrently with the pricing of the offering, and (3) repay all of the currently outstanding indebtedness under the Company’s credit facility in the amount of approximately $40 million.  The remainder of the net proceeds will be used for working capital and general corporate purposes, including possible repurchases of the Company’s 3.75% Convertible Senior Notes due 2014.   The Company’s repurchases of common stock may have the effect of increasing or preventing a decline in the price of the Company’s common stock, and the notes, concurrently with the pricing of the notes and for a period of time following such pricing.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. The notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, the anticipated use of proceeds of the offering, whether and in what amount the Company may repurchase shares of its common stock, whether the cash convertible note hedge transaction and the warrant transactions (including the additional cash convertible note hedge transactions and the additional warrant transactions that the Company may enter into if the initial purchasers exercise their option to purchase additional notes) will become effective, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company's reports with the SEC, including, without limitation, those detailed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year-ended December 31, 2011, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto contained in the Company's Annual Report on Form 10-K for the year-ended December 31, 2011, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

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